 “Exhibit 99.1”

99¢ ONLY STORES® ANNOUNCES PLAN TO EXIT TEXAS MARKET

City of Commerce, California September 17, 2008 – 99¢ Only Stores® (NYSE: NDN) announced today that after a thorough evaluation of its Texas business, it will exit the Texas market where it has 48 stores to focus on its core markets of California, Arizona, and Nevada, where it has 230 stores which contribute approximately 90% of the Company’s sales.

Despite years of positive same-store sales, the Company’s Texas stores were only generating slightly more than half of the average sales of its non-Texas stores. Additionally, the Company’s Texas operation remains unprofitable. Based on its recently completed strategic review, the Company now believes that even if it continued to invest in its Texas operations over the next few years and was successful in achieving substantial sales increases, and closed its most unprofitable stores and right-sized its distribution center, the result would still likely be only a minimal profit providing an unacceptable return on investment to justify the substantial cost and effort.

As a result, the Company’s management team and its Board of Directors made the decision that it is in the best interests of the Company to exit this very challenging market and focus its resources where they can better contribute to making the Company stronger and more profitable.  To this end, the Company plans to wind down its Texas operations in an orderly and prompt fashion.

Eric Schiffer, CEO of 99¢ Only Stores® said, “After more than five years of hard work by many talented associates, we have made the painful decision to cease operation of our Texas stores.  Although progress was continually made over the years, we were still losing money in Texas and we determined that it was not likely we would achieve profitability in the near future or attain an acceptable level of return on investment in the long term.”

“I would like to sincerely thank everyone who over the years devoted their time, effort, and creative energy to our Texas operation. Regrettably we must make these difficult decisions that will help grow and continue to strengthen our core business.”

“All associates who work in our Texas stores and distribution center will be provided with various forms of support, including severance packages, assistance with payments for health care participants, a hurricane relief fund, and help finding new work opportunities, either in our non-Texas locations, or elsewhere.”

“This is a very important strategic move that will greatly contribute to our ability to focus on and strengthen our core markets of California, Arizona and Nevada, and provide sustainable long-term shareholder value.  The costs of continuing to invest in the Texas market, the expected continued losses, and the opportunity cost and distraction of not investing financial and managerial resources as fully as possible in improving the performance of our core markets were all important factors in reaching our decision. Additionally, our exit from this very challenging market will enable us to continue to do what we do best -- help our customers get the greatest value possible for their hard earned dollars.”

“We have learned a number of valuable lessons from our Texas experience, and will apply our knowledge toward long-term profitable growth of our Company. We do not believe our experience in Texas is indicative of our future growth potential in other more densely populated regions.”

“This year we are doing more business than we have ever done and same-store sales have continued strengthening in the current quarter. More specifically, this quarter same-store sales in our non-Texas stores have been stronger than in our Texas stores.”

Based on the Company’s unaudited financial analysis of the prior four quarters ended June 28, 2008, revenue associated with Texas operations was approximately $120 million per annum.  Operating income was a loss of approximately $15 million per annum (without allocation of any non-Texas costs or overhead), or, after applying the Company’s estimated annual effective tax rate, approximately $0.15 in loss per diluted share.

On a preliminary basis, the Company believes that after all cash costs including discontinuing operations and operational losses, and after the completion of all asset sales at anticipated values, it would have net cash available of approximately $40 million resulting from the decision to exit the Texas market.

The Company has adopted a specific plan for discontinued operations in Texas and anticipates reporting Expense for Discontinued Operations over the course of the plan on a preliminary pre-tax basis of approximately $40-45 million, which would include losses from operations after June 28, 2008 through the estimated closing of all operations, costs related to discontinuing operations including lease termination costs and associate severance plans, and non-cash write-off of the book value of leased store improvements and certain equipment which will not be recovered through the proceeds of asset sales.  The majority of this charge is attributable to lease liabilities and non-cash impairment of store level assets.

The impact of this decision on the Company’s Long Term Profit Improvement Program is expected to be positive.  The cost structure of the Texas market on a percentage of sales basis was higher in all categories than the Company’s other markets.  This positive impact will help offset the Company’s recent shortfalls relative to its original plan, and along with the recently announced 99.99 cents price point and additional efforts, is expected to enable the Company to meet its original cost improvement goals for its ongoing operations.

The Company is hosting a conference call tomorrow morning at 8:00 a.m. Pacific time (11:00 a.m. Eastern time) specifically to address the Texas decision.  Further financial information will be provided after the Company has completed its second quarter financial statements and questions will be addressed in that regard on its second quarter earnings conference call in November.  Investors interested in participating in the live call can dial (800) 762-8779 from the U.S.  International callers can dial (480) 629-9031.  A telephone replay will be available approximately three hours after the call concludes and will be available through October 2, 2008, by dialing (800) 406-7325 from the U.S., or (303) 590-3030 from international locations, and entering confirmation code 3921666.

About 99¢ Only Stores®
Founded over 25 years ago, 99¢ Only Stores® operates 278 extreme value retail stores with 195 in California, 48 in Texas, 24 in Arizona and 11 in Nevada. 99¢ Only Stores® emphasizes quality name-brand consumables, priced at an excellent value, in convenient, attractively merchandised stores. The Company’s New York Stock Exchange symbol is NDN.

We have included statements in this release that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. The words "expect," "estimate," "anticipate," "predict," "believe," “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Such statements appear in this release and include statements regarding the intent, belief or current expectations of the Company, its directors or officers with respect to, among other things, trends affecting the financial condition or results of operations of the Company, the financial effects of the Texas operations and anticipated costs for discontinued operations, proceeds from the sale of assets, and the results of the Company’s operational and other improvements, including pursuant to the Company’s profit improvement plan. The shareholders of the Company and other readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release due to fluctuations in the short term real estate market in Texas, the ability of the Company to execute its liquidation plans, and for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, including the risk factors contained in the Section – “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Note to Editors: 99¢ Only Stores® news releases and information available on the World Wide Web at http://www.99only.com.  Contact Rob Kautz, EVP & CFO, 323-881-1293.